UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/30/2012

Dynavax Technologies Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2929 Seventh Street, Suite 100
Berkeley, CA 94710-2753
(Address of principal executive offices, including zip code)

(510) 848-5100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On May 30, 2012, Dynavax Technologies Corporation (the "Company") held its 2012 Annual Meeting of Stockholders (the "Annual Meeting"), at the Company's executive office in Berkeley, California. A total of 156,630,608 shares of the Company's common stock were entitled to vote as of April 6, 2012, the record date for the Annual Meeting. There were 142,080,361 shares present in person or by proxy at the Annual Meeting, at which the stockholders were asked to vote on two (2) proposals. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.
Proposal 1. Election of Directors.

Arnold L.Oronsky, Ph.D., Francis R. Cano, Ph. D. and Peggy V. Phillips. were elected as Directors of the Company to hold office until the 2015 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified as follows:

Nominee                        Votes Cast For        Votes Withheld        Broker Non-Votes

Arnold L. Oronsky, Ph.D.   82,581,880        32,058,955        27,439,526
Francis R. Cano, Ph.D.        71,252,919        43,387,916        27,439,526
Peggy V. Phillips                 61,415,362        53,225,473        27,439,526

Proposal 2. Selection of Independent Registered Public Accounting Firm.

The ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2012 was approved as follows:

For                  Against               Abstain

130,886,802        11,173,201        20,358

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date: June 01, 2012	By:	/s/ Michael S. Ostrach
Michael S. Ostrach
Vice President